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                                                                    EXHIBIT 10.0

                               COURIER CORPORATION

                 AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN

     1. PURPOSE

     The purpose of this Amended and Restated 1993 Stock Incentive Plan (the "Plan") is to encourage key employees of Courier Corporation (the "Company") and its Subsidiaries (as hereinafter defined) to continue their association with the Company, by providing favorable opportunities for them to participate in the ownership of the Company and in its future growth through the granting of stock, stock options and other rights to compensation in amounts determined by the value of the Company's stock. The term "Subsidiary" as used in the Plan means a corporation of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent (50%) or more of the total combined voting power of all classes of stock.

     2. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Compensation and Management Committee (the "Committee") composed of at least three members of the Board of Directors of the Company (the "Board"), and may include those members serving at any time and from time to time as the Compensation Committee of the Board; provided, however, that each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder, and a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i) of the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition under said Rule. In the event that a vacancy occurs on account of the resignation of a member or the removal of a member by vote of the Board, a successor member shall be appointed by vote of the Board.

     As to all key employees who are officers of the Company or a Subsidiary within the meaning of Section 16(b) of the Exchange Act, the Committee shall from time to time determine to whom options or other rights shall be granted under the Plan, whether options granted shall be incentive stock options ("ISOs") or non-qualified stock options ("NSOs"), the terms of the options or other rights, and the number of shares which may be granted under options. The Committee shall report to the Board the names of individuals to whom stock, options or other rights are to be granted, the number of shares covered and the terms and conditions of each grant. As to other persons, the determinations described in this paragraph may be made by the Committee or by the Board, as the Board shall direct in its discretion, and references in the Plan to the Committee shall be understood to refer to the Board in any such case.

     The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. The Committee shall have the authority to adopt, amend and rescind such rules

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and regulations as, in its option, may be advisable in the administration of the
Plan. All questions of interpretation and application of such rules and regulations of the Plan and of options granted thereunder (the "Options"), and of Common Stock transferred subject to restrictions under the Plan ("Restricted Stock" or "Other Rights"), shall be subject to the determination of the Committee, which shall be final and binding. The Plan shall be administered in such a manner as to permit those Options granted hereunder and specially designated under Section 5 to qualify as ISOs as described in Section 422 of the Code.

     3. STOCK SUBJECT TO THE PLAN

     The total number of shares of stock which may be subject to Options and Other Rights under the Plan shall be increased by 100,000 shares (the "Newly Issued Shares") to an aggregate of 230,000 shares of the Company's Common Stock, $1.00 par value per share (the "Common Stock"), from either authorized but unissued shares or treasury shares; provided that not more than 20% of such Newly Issued Shares shall be granted in the form of Restricted Stock. Shares of Restricted Stock that fail to vest shall again become available for grant under the terms of the Plan. Additionally, no more than 25,000 shares of Common Stock may be granted to any one individual pursuant to Options in any calendar year. The foregoing number of shares and percentage limitations shall be subject to adjustment in accordance with the provisions of Section 10.

     4. ELIGIBILITY

     The individuals who shall be eligible for grant of Options and Other Rights under the Plan shall be key employees and other individuals who render services of special importance to the management, operation, or development of the Company or a Subsidiary, and who have contributed or may be expected to contribute materially to the success of the Company or a Subsidiary. The term "Optionee," as used in the Plan, refers to any employee to whom an Option or Other Right has been granted.

     5. TERMS AND CONDITIONS OF OPTIONS

     Every Option shall be evidenced by a written Stock Option Agreement in such form as the Committee shall approve from time to time, specifying the number of shares of Common Stock that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or an NSO, and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the following terms and conditions:

         (a) DURATION. The duration of each Option shall be as specified by the Committee in its discretion; provided, however, that no ISO shall expire later than ten (10) years from its date of grant, and no ISO granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent

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(10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary shall expire later than five (5) years from its date of grant.

          (b) EXERCISE PRICE. The exercise price of each Option shall be at least one hundred percent (100%) of the fair market value of the shares on the date on which the Committee awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price; provided that the price with respect to an ISO granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of any Subsidiary shall be at least one hundred ten percent (110%) of the fair market value of the shares on the date of grant of the ISO. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any Stock Option Agreement, Restricted Stock Agreement or similar document, the "fair market value" of a share of Common Stock at any particular date shall be determined according to the following rules: (i) if the Common Stock is at the time listed on any stock exchange, then the fair market value shall be the mean between the lowest and highest reported share prices of the Common Stock on the date in question on the principal exchange on which the Common Stock is then listed, and if no reported sale of Common Stock takes place on the date in question on the principal exchange, then the reported closing price of the Common Stock on such date on the principal exchange shall be determinative of fair market value; or (ii) if the Common Stock is not at the time listed on a stock exchange but is admitted to trading on the over-the-counter Nasdaq system, the fair market value shall be the closing price of the Common Stock on the date in question in the over-the-counter Nasdaq system; or (iii) if the Common Stock is not at the time listed on a stock exchange or admitted to trading on the over-the-counter Nasdaq system, the fair market value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm's length between willing and knowledgeable investors, or (2) an appraisal by an independent party, or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect.

          (c) METHOD OF EXERCISE. To the extent that it has become exercisable under the terms of the Stock Option Agreement, an Option may be exercised from time to time by written notice to the Secretary, Treasurer or Chief Financial Officer of the Company stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price in cash or check payable to the Company.

     Alternatively, payment of the exercise price may be made, in whole or in part, in shares of Common Stock owned by the Optionee; provided, however, that the Optionee may not make payment in shares of Common Stock that he acquired upon the earlier exercise of any ISO, unless he has held the shares until at least two (2) years after the date the ISO was granted and at least one (1) year after the date the ISO was exercised. If payment is made in whole or in part in shares of Common Stock, then the Optionee shall deliver to the Company certificates registered in his name representing a number of shares of Common Stock legally

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and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind and having a fair market value on the date of delivery that is not greater than the exercise price, such certificates to be duly endorsed, or accompanied by stock powers duly endorsed, by the record holder of the shares represented by such certificates. If the exercise price exceeds the fair market value of the shares for which certificates are delivered, the Optionee shall also deliver cash or a check payable to the order of the Company in an amount equal to the amount of that excess.

     Options may be exercised by means of a "cashless exercise" procedure in which a broker (i) transmits the option price to the Company in cash or acceptable cash equivalents, either (1) against the Optionee's notice of exercise and the Company's confirmation that it will deliver to the broker stock certificates issued in the name of the broker for at least that number of shares having fair market value equal to the option price, or (2) as the proceeds of a margin loan to the Optionee; or (ii) agrees to pay the option price to the Company in cash or acceptable cash equivalents upon the broker's receipt from the Company of stock certificates issued in the name of the broker for at least that number of shares having fair market value equal to the option price. The Optionee's written notice of exercise of an Option pursuant to a "cashless exercise" procedure must include the name and address of the broker involved, a clear description of the procedure, and such other information or undertaking by the broker as the Committee shall reasonably require.

     At the time specified in an Optionee's notice of exercise, which shall not be earlier than the fifteenth (15th) day after the date of the notice except as may be mutually agreed, the Company shall, without issue or transfer tax to the Optionee, deliver to him at the main office of the Company, or such other place as shall be mutually acceptable, a certificate for the shares as to which his Option is exercised. If the Optionee fails to pay for or to accept delivery of all or any part of the number of shares specified in his notice upon tender of delivery thereof, his right to exercise the Option with respect to those shares shall be terminated, unless the Company otherwise agrees.

          (d) NONASSIGNABILITY OF OPTIONS. No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the life of an Optionee, the Option shall be exercisable only by the Optionee.

          (e) NOTICE OF ISO STOCK DISPOSITION. The Optionee must notify the Company promptly in the event that the Optionee sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an ISO, before the later of (i) the second anniversary of the date of grant of the ISO, and (ii) the first anniversary of the date the shares were issued upon the Optionee's exercise of the ISO.

          (f) EFFECT OF CESSATION OF EMPLOYMENT. The Committee shall determine in its discretion and specify in each Stock Option Agreement the effect, if any, of the termination of the Optionee's employment upon the exercisability of the Option.


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          (g) NO RIGHTS AS STOCKHOLDER. An Optionee shall have no rights as a stockholder with respect to any shares covered by an Option until the date of issuance of a certificate to the Optionee for the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued, other than as required or permitted pursuant to
Section 10.

     6. RESTRICTED STOCK

     The Committee may grant or award shares of Restricted Stock in respect of such number of shares of Common Stock, and subject to such terms or conditions, as it shall determine and specify in a Restricted Stock Agreement. The Committee may not grant more than 20% of the Newly Issued Shares in the form of Restricted Stock.

     A holder of Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends, unless the Committee shall otherwise determine. Certificates representing Restricted Stock shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Restricted Stock Agreement, and, if the Committee so determines the Optionee may be required to deposit the certificates with an escrow agent designated by the Committee, together with a stock power or other instrument or transfer appropriately endorsed in blank.

     7. SPECIAL BONUS GRANTS

     In its discretion, the Committee may grant in connection with any NSO or grant of Restricted Stock a special bonus in an amount not to exceed the lesser of (i) the combined federal, state and local income tax liability incurred by the Optionee as a consequence of his acquisition of stock pursuant to the exercise of the NSO or the grant or vesting of the Restricted Stock, or (ii) thirty percent (30%) of the imputed income realized by the Optionee on account of such exercise or vesting. Any such special bonus shall be payable solely to federal, state and local taxing authorities for the benefit of the Optionee at such time or times as withholding payments of income tax may be required. In the event that an NSO with respect to which a special bonus has been granted becomes exercisable by the personal representative of the estate of the Optionee, or that Restricted Stock with respect to which a special bonus has been granted shall vest after the death of an Optionee, the bonus shall be payable to or for the benefit of the estate in the same manner and to the same extent as it would have been payable for the benefit of the Optionee had he survived to the date of exercise or vesting. A special bonus may be granted simultaneously with a related NSO or Restricted Stock grant or separately with respect to an outstanding NSO or Restricted Stock granted at an earlier date.


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     8. METHOD OF GRANTING OPTIONS AND OTHER RIGHTS

     The grant of Options and Other Rights shall be made by action of the Board at a meeting at which a quorum of its members is present, or by unanimous written consent of all its members; provided, however, that if an individual to whom a grant has been made fails to execute and deliver to the Committee a Stock Option Agreement or Restricted Stock Agreement within ten (10) days after it is submitted to him, the Option or Other Rights granted under the Agreement shall be voidable by the Company at its election, without further notice to the Optionee.

     9. REQUIREMENTS OF LAW

     The Company shall not be required to transfer any Restricted Stock or to sell or issue any shares upon the exercise of any Option if the issuance of such shares will result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended (the "Securities Act"), upon the transfer of Restricted Stock or the exercise of any Option the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the holder of the Option or Other Right will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Restricted Stock or the exercise of an Option to comply with any law or regulations of any governmental authority, including without limitation, the Securities Act or applicable state securities laws.

     10. CHANGES IN CAPITAL STRUCTURE

     In the event that the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Committee in the number and kind of shares or other securities covered by outstanding Options and Other Rights, and for which Options or Other Rights may be granted under the Plan. Any such adjustment in outstanding Options or Other Rights shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share specified in each Stock Option Agreement or Agreement as to Other Rights shall be correspondingly adjusted; provided, however, that no adjustment shall be made with respect to an ISO that would constitute a modification as defined in Section 424 of the Code. Any such adjustment made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Optionees.


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     If while unexercised Options remain outstanding under the Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, then, except as otherwise specifically provided to the contrary in an Optionee's Stock Option Agreement, or Restricted Stock Agreement, the Committee, in its discretion, shall amend the terms of all outstanding Options so that either:

               (i) after the effective date of such merger, consolidation or sale, as the case may be, each Optionee shall be entitled, upon exercise of an Option, to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which he would have been entitled pursuant to the terms of the merger, consolidation or sale if he had been the holder of record of the number of shares of Common Stock as to which the Option is being exercised, or shall be entitled to receive from the successor entity a new stock option of comparable value, or

               (ii) all outstanding Options shall be canceled as of the effective date of any such merger, consolidation, liquidation or sale, provided that each Optionee shall have the right to exercise his Option according to its terms during the period of twenty (20) days ending on the day preceding the effective date of such merger, consolidation, liquidation or sale; and in addition to the foregoing, the Committee may in its discretion amend the terms of an Option by canceling some or all of the restrictions on its exercise, to permit its exercise pursuant to this paragraph (ii) to a greater extent than that permitted on its existing terms.

     All adjustments to ISOs or assumptions of ISOs by any successor corporation shall preserve their status as ISOs.

     Except as expressly provided to the contrary in this Section 10, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options.

     11. MISCELLANEOUS

          (a) NONASSIGNABILITY OF OTHER RIGHTS. No Other Rights shall be assignable or transferable by the Optionee except by will or the laws of descent and distribution. During the life of the Optionee, Other Rights shall be exercisable only by the Optionee.

          (b) NO GUARANTEE OF EMPLOYMENT. Neither the Plan nor any Stock Option Agreement shall give an employee the right to continue in the employment of the Company or

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a Subsidiary, or give the Company or a Subsidiary the right to require an employee to continue in employment.

          (c) TAX WITHHOLDING. To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an Optionee by reason of the exercise or vesting of an Option or Other Right, and as a condition to the receipt of any Option or Other Right the Optionee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

     Without limiting the foregoing, the Committee may in its discretion permit any Optionee's withholding obligation to be paid in whole or in part in the form of shares of Common Stock, by withholding from the shares to be issued or by accepting delivery from the Optionee of shares already owned by him. The fair market value of the shares for such purposes shall be determined as set forth in
Section 5(b). An Optionee may not make any such payment in the form of shares of Common Stock acquired upon the exercise of an ISO until the shares have been held by him for at least two (2) years after the date the ISO was granted and at least one (1) year after the date the ISO was exercised. If payment of withholding taxes is made in whole or in part in shares of Common Stock, the Optionee shall deliver to the Company certificates registered in his name representing shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates.

          (d) USE OF PROCEEDS. The proceeds from the sale of shares pursuant to Options or Other Rights shall constitute general funds of the Company.

     12. EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

     The Plan was originally effective as of December 9, 1992. The amendments to the Plan were effective as of November 27, 1995, following ratification by vote of the shareholders of the Company no later than twelve (12) months after such date. The Committee may grant Options and Other Rights under the Plan from time to time until the close of business on December 8, 2002. The Board may at any time amend the Plan, provided, however, that without approval of the Company's stockholder's there shall be no: (i) increase in the total number of shares covered by the Plan, except by operation of the provisions of Section 10; (ii) change in the class of individuals eligible to receive Options or Other Rights;
(iii) reduction in the exercise price of any ISO or NQO; (iv) extension of the latest date upon which any ISO may be exercised; or (v) material increase of the obligations of the Company or rights of any Optionee under the Plan or any Option or Other Rights granted pursuant to the Plan. No amendment shall adversely affect outstanding Options or Other Rights without the consent of the Optionee. The Plan may be terminated at any time by action

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of the Board, but any such termination will not terminate Options and Other
Rights then outstanding, without the consent of the Optionee.


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